Exhibit 99.2

UNAUDITED FINANCIAL STATEMENTS FOR SANTA LUCIA BANCORP AND SUBSIDIARY

Santa Lucia Bancorp
Consolidated Balance Sheets
(dollars in thousands)
Assets	30-Sep-11	31-Dec-10
	(unaudited)

Cash and due from banks	$11,851	$4,920
Interest bearing deposits	37,900	15,499
Total cash and cash equivalents	49,751	20,419

Securities available for sale	21,700	32,542
Loans, net	141,976	176,750
Premises and equipment, net	7,389	7,735
Deferred income tax asset	-	273
Cash surrender value of life insurance	4,678	4,566
Federal Reserve Bank and
Federal Home Loan Bank stock, at cost	1,419	1,531
Other Real Estate Owned	3,416	2,123
Accrued interest and other assets	2,110	3,862
Total Assets	$232,439	$249,801

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$71,969	$68,328
Interest-bearing demand and NOW accounts	13,592	13,089
Money market	42,747	41,758
Savings	28,239	28,112
Time certificates of deposit of $100,000 or more	35,915	51,195
Other time certificates	25,503	31,385
Total Deposits	217,965	233,867
Short-term borrowings	-	-
Long-term debt	5,155	5,155
Accrued interest and other liabilities	2,113	3,234
Total Liabilities	225,233	242,256
Commitments and contingencies	-	-
Shareholders' equity
Preferred Stock - Series A	3,909	3,879
Common stock - no par value; authorized 20,000,000 shares;
Issued and outstanding, 2,003,131 shares at
September 30, 2011 and at December 31, 2010	10,665	10,665
Additional Paid-in Capital	1,131	956
Retained earnings (Accumulated Deficit)	(8,809)	(7,613)
Accumulated other comprehensive income-net unrealized
gains/(losses) on available-for-sale securities, net of taxes	310	(342)
Total shareholders' equity	7,206	7,545
Total liabilities and shareholders' equity	$232,439	$249,801
The accompanying notes are an integral part of these financial statements

Santa Lucia Bancorp
Consolidated Statements of Income
(in thousands except per share data)

	For the three month period ending		For the nine month period ending
	30-Sep-11	30-Sep-10	30-Sep-11	30-Sep-10
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest Income
Interest and fees on loans	$2,213	$2,808	$7,038	$8,732
Federal funds sold/EIB	23	1	50	4
Investment securities	151	245	549	865
	2,387	3,054	7,637	9,601
Interest expense
Interest-bearing demand deposits	3	7	9	28
Money Market	56	138	177	471
Savings	7	18	24	52
Time certificates of deposit	181	360	655	1,197
Short-term borrowings	-	-	-	-
Long-term debt	22	35	69	102
	269	558	934	1,850

Net interest income	2,118	2,496	6,703	7,751

Provision for credit losses	-	4,700	530	13,448
Net interest income after
provision for loan losses	2,118	(2,204)	6,173	(5,697)
Noninterest income
Service charges and fees	76	117	257	358
Gain on sale of investment securities	-	-	105	215
Other income	26	111	189	340
	102	228	551	913
Noninterest expense
Salaries and employee benefits	1,084	1,231	3,537	3,887
Occupancy	186	164	496	483
Equipment	142	145	411	430
Professional services	409	212	1,153	544
Data processing	117	119	368	362
Office related expenses	94	107	313	315
Marketing	50	106	183	280
Regulatory assessments	30	306	493	533
Directors' fees and expenses	7	93	100	269
Other real estate owned expenses	40	77	86	575
Other	164	81	326	291
	2,323	2,641	7,466	7,969
(Loss) before income taxes	(103)	(4,617)	(742)	(12,753)

Income tax expense	1	-	274	807

Net (Loss)	$(104)	$(4,617)	$(1,016)	$(13,560)

Dividends and Accretion on Preferred Stock	$60	$60	$180	$180

Net (Loss) Applicable to Common Shareholders	$(164)	$(4,677)	$(1,196)	$(13,740)
Per Share Data
Net (loss) - basic	$(0.08)	$(2.33)	$(0.60)	$(6.86)
Net (loss) - diluted	$(0.08)	$(2.33)	$(0.60)	$(6.86)

The accompanying notes are an integral part of these financial statements

Santa Lucia Bancorp
Consolidated Statements of Cash Flows
(dollars in thousands)
	(For the nine month period ended)
	30-Sep-11	30-Sep-10
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net (loss)	$(1,016)	$(13,560)
Adjustments to reconcile net earnings to net cash
provided by operating activities:
Depreciation and amortization	491	411
Provision for loan losses	530	13,448
Write down on other real estate owned	187	321
Stock-based compensation expense	175	106
Loss on sale of other real estate owned	107	-
Gain on sale of investment securities	(105)	(215)
Other items, net	1,342	560
Net cash provided by operating activities	1,711	1,071

Cash flows from investing activities:
Proceeds from principal reductions and maturities
of investment securities	3,671	16,873
Proceeds from sale of investment securities	7,156	2,793
Proceeds from sale of other real estate owned	1,293	-
Purchases of investment securities	-	(11,686)
Redemption of FHLB/FRB stock	107	-
Net change in loans	31,471	(2,490)
Purchases of bank premises and equipment	(25)	(49)
Net cash provided (used) by investing activities	43,673	5,441

Cash flows from financing activities:
Net change in deposits	(15,902)	8,377
Net change in borrowings	-	(501)
Dividends paid on Preferred Stock	(150)	(150)
Cash dividends paid	-	(1)
Net cash (used) provided by financing activities	(16,052)	7,725

Net increase in cash and cash equivalents	29,332	14,237

Cash and cash equivalents at beginning of year	20,419	9,088
Cash and cash equivalents at end of period	$49,751	$23,325
Supplemental disclosure of cash flow information:
Interest paid	$620	$1,850
Income taxes paid	$-	$45
Transfer of loans to Other Real Estate Owned	$2,773	$1,765

The accompanying notes are an integral part of these financial statements

NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)

Note 1 Basis of Presentation:

The accompanying unaudited condensed consolidated financial statements of Santa Lucia Bancorp (the “Company”) and its subsidiary Santa Lucia Bank (the ”Bank”) have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC).  Certain information and footnote disclosures, normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such SEC rules and regulations.  Nevertheless, the Company believes that the disclosures are adequate to make the information presented not misleading.  These interim condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s 2010 Annual Report as filed on Form 10K, as amended.

In the opinion of management, all adjustments, including normal recurring adjustments necessary to present fairly the financial position of the Company with respect to the interim consolidated financial statements and the results of its operations for the interim period ended September 30, 2011, have been included.  The results of operations for interim periods are not necessarily indicative of the results for a full year. Certain reclassifications were made to prior year’s presentations to conform to the current year. These reclassifications had no material impact on the Company’s previously reported financial statements.

Note 2 Loans and Related Allowance for Loan Losses:

A summary of loans as of September 30, 2011 and December 31, 2010 is as follows:

	(dollars in thousands)		As % Gross Loans
	30-Sep-11	31-Dec-10	30-Sep-11	31-Dec-10

Real estate - construction	$23,726	$38,143	15.6%	20.2%
Real estate - other	100,904	114,332	66.4%	60.7%
Commercial	25,939	34,232	17.1%	18.2%
Consumer	1,390	1,663	0.9%	0.9%
Gross Loans	151,959	188,370	100.0%	100.0%

Deferred loan fees	(510)	(621)
Allowance for loan losses	(9,473)	(10,999)
Net Loans	$141,976	$176,750

The Bank’s loan portfolio consists primarily of loans to borrowers within the San Luis Obispo and northern Santa Barbara Counties, California.  Although the Bank seeks to avoid concentrations of loans to a single industry or based upon a single class of collateral, real estate and real estate associated businesses are among the principal industries in the Bank’s market areas.  As a result, the Bank’s loan and collateral portfolios are, to some degree, concentrated in those industries.  When real estate is taken as collateral, advances are generally limited to a certain percentage of the appraised value of the collateral at the time the loan is made, depending on the type of loan, the underlying property and other factors.

The following table shows the changes in the allowance for loan losses during the periods indicated:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
	(dollars in thousands)		(dollars in thousands)
Allowance, beginning of period	$9,364	$7,729	$10,999	$3,386
Provision for loan loss	-	4,700	530	13,448
Recoveries on Loans Charged Off	272	23	1,220	77
Loans Charged Off	163	2,737	3,276	7,196
Allowance, End of Period	$9,473	$9,715	$9,473	$9,715

Ratios:
Net loan charge-offs (recoveries) to average loans	-0.07%	1.35%	1.20%	3.52%

Allowance for loan losses to end of period loans	6.24%	4.95%	6.24%	4.95%

Net loan charge-offs (recoveries) to allowance
for loan losses	-1.15%	27.94%	21.70%	73.28%

Net loan charge-offs (recoveries) to provision
charged to operating expense	n/a	57.74%	387.92%	52.94%

Note 3 Investment Securities:

The amortized cost, carrying value and estimated fair values of investment securities available for sale as of September 30, 2011 and December 31, 2010 are as follows:

	September 30, 2011
	Amortized	Unrealized	Unrealized	Estimated
	cost	gains	losses	fair value
	(dollars in thousands)
Securities Available for Sale:
U.S. government and
agency securities	$5,888	$68	$-	$5,956
States and political
subdivisions	1,514	47	-	1,561
SBA Cert of Participation	7,314	206	-	7,520
Mortgage-backed securities	6,674	10	(21)	6,663
	$21,390	$331	$(21)	$21,700

	December 31, 2010
	Amortized	Unrealized	Unrealized	Estimated
	cost	gains	losses	fair value
Securities Available for Sale:
U.S. government and
agency securities	$10,212	$28	$(198)	$10,042
States and political
subdivisions	1,818	9	(28)	1,799
SBA Cert of Participation	7,793	-	(177)	7,616
Mortgage-backed securities	13,062	103	(80)	13,085
	$32,885	$140	$(483)	$32,542

The carrying value of investment securities pledged to secure public funds, borrowings and for other purposes as required or permitted by law amounts to approximately $11.4 million at September 30, 2011 and $29.6 million at December 31, 2010.  During 2010 the Company had proceeds from the sale of approximately $19.8 million securities and gross gains of $588 thousand.  The Company had proceeds from the sale of approximately $7.2 million securities and gross gains of $105 thousand during the second quarter of 2011 and for the year to date 2011.